Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 3 to the Registration Statement (Form N-1A) (No. 333-88715) of Legg Mason Investment Trust, Inc., of our report dated January 19, 2001, included in the 2000 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 14, 2001